EXECUTION COPY


                             SUBSCRIPTION AGREEMENT

                          DATED AS OF OCTOBER 26, 1995

                                    BETWEEN

                            SMITHFIELD FOODS, INC.,
                             A DELAWARE CORPORATION

                                      AND

                        SUMITOMO CORPORATION OF AMERICA,
                             A NEW YORK CORPORATION


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                             TABLE OF CONTENTS (1)

                                   ARTICLE I
                                  DEFINITIONS

        Section 1.1.  Definitions..........................................  4
        Section 1.2.  General Construction.................................  5

                                   ARTICLE II
                               PURCHASE AND SALE

        Section 2.1.  Purchase by the Buyer................................  5
        Section 2.2.  Closing..............................................  5

                                  ARTICLE III
                        CONDITIONS TO PURCHASE AND SALE

        Section 3.1.  Conditions to the Buyer's Obligation.................  6
        Section 3.2.  Conditions to the Company's Obligation...............  7

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

        Section 4.1.  Corporate Existence and Power........................  7
        Section 4.2.  Corporate and Governmental Authorization;
                              Binding Effect...............................  8
        Section 4.3.  Shares...............................................  8
        Section 4.4.  Offering of Securities...............................  8
        Section 4.5.  No Conflicting Requirements............................9
        Section 4.6.  Broker's, Finder's and Investment Banking
                              Fees and Commissions.........................  9
        Section 4.7.  No Material Misstatement or Omission.................  9
        Section 4.8.  Governmental Consents................................  9
        Section 4.9.  Reliance..............................................10
        Section 4.10. Copies of Certain Reports............................ 10

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                    BY BUYER

        Section 5.1.  Corporate Existence and Power........................ 10
        Section 5.2.  Corporate and Other Authorization;
               Binding Effect.............................................. 10
        Section 5.3.  Intentionally Omitted................................ 10
        Section 5.4.  No Conflicting Requirements.......................... 10
        Section 5.5.  Securities Law Compliance............................ 11
        Section 5.6.  Investment Intent, Etc............................... 11
        Section 5.7.  Investigation........................................ 11
        Section 5.8.  Reliance............................................. 11

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     (1) The Table of Contents is not part of the document.


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                                   ARTICLE VI
                               FURTHER ASSURANCES

                                  ARTICLE VII
                              REGISTRATION RIGHTS

        Section 7.1.  Certain Definitions.................................. 12
        Section 7.2.  Demand Registration.................................. 13
        Section 7.3.  Incidental Registration.............................. 13
        Section 7.4.  Registration Procedures.............................. 14
        Section 7.5.  Underwritten Offerings................................17
        Section 7.6.  Preparation; Reasonable Investigation................ 18
        Section 7.7.  Indemnification...................................... 18
        Section 7.8.  Adjustments Affecting Registrable
                              Securities................................... 20
        Section 7.9.  Rule 144..............................................21

                                  ARTICLE VIII
                                 MISCELLANEOUS

        Section 8.1.  Notices.............................................. 21
        Section 8.2.  No Waiver............................................ 22
        Section 8.3.  Amendments and Waivers............................... 22
        Section 8.4.  Restrictive Legends.................................. 22
        Section 8.5.  Governing Law........................................ 23
        Section 8.6.  Successors and Assigns............................... 23
        Section 8.7.  Counterparts; Effectiveness...........................24
        Section 8.8.  Survival of Representation, Warranties
                              and Covenants................................ 24

Exhibit A - Form of Certificate of Designations of Series C 6 3/4% Cumulative
            Convertible Preferred Stock, par value $1.00 per share, of the Company

Exhibit B - Investment Letter

Exhibit C - Form of Legal Opinion

                             SUBSCRIPTION AGREEMENT

               This SUBSCRIPTION AGREEMENT is dated as of October 26, 1995 and is between SMITHFIELD FOODS, INC., a Delaware corporation (the "Company"), and SUMITOMO CORPORATION OF AMERICA, a New York corporation ("Buyer".)

               In consideration of the promises, mutual covenants, conditions and representations and warranties herein contained, the Buyer desires to purchase from the Company, and the Company desires to sell to the Buyer, the Shares under the terms and conditions set forth below. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.1. DEFINITIONS. The following terms, as used herein, have the following meanings:

               "Articles of Incorporation" means the Composite Certificate of Incorporation of the Company, including the certificate of designations to be filed for the Series C Preferred Shares, as amended or amended and restated to the Closing Date.

               "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Richmond, Virginia or New York, New York, are authorized by law to close.

               "Capital Stock" means the Common Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and any other class or series of common or preferred shares to be created in the future of the Company.

               "Certificate of Designations" means the Company's certificate of designations for the Series C Preferred Shares to be filed promptly after the Closing with the Secretary of State of the State of Delaware in substantially the form of Exhibit A hereto.

               "Closing" and "Closing Date" have the respective meanings set forth in Section 2.2.

               "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.


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               "Common Shares" means the Common Stock, par value $.50 per share, of the Company.

               "Company" means Smithfield Foods, Inc., a Delaware corporation, and its successors and assigns.

               "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute.

               "Series A Preferred Shares" means the Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company.

               "Series B Preferred Shares" means the Series B 6 3/4% Cumulative Convertible Preferred Stock, par value $1.00 per share, of the Company.

               "Series C Preferred Shares" means the Series C 6 3/4% Cumulative Convertible Preferred Stock, par value $1.00 per share, of the Company.

               "Shares" means any Series C Preferred Shares issued and sold pursuant to this Agreement.

               SECTION 1.2. GENERAL CONSTRUCTION. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection, paragraph or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

                                   ARTICLE II
                               PURCHASE AND SALE

               SECTION 2.1. PURCHASE BY THE BUYER. On the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to the Buyer, and the Buyer agrees to subscribe for and purchase, two thousand (2,000) Series C Preferred Shares. The purchase price shall be $10,000 per Share, resulting in an aggregate purchase price of $20,000,000; and such aggregate purchase price shall be payable by the Buyer's due delivery to the order of the Company of same day funds in such amount.

               SECTION 2.2. CLOSING. The closing ("Closing") of the purchase and sale of the 2,000 Shares shall take place on October 25, 1995 by wire transfer of funds and telecopied exchange of executed closing documents (with original executed closing documents to be exchanged promptly thereafter); the Closing shall be deemed to take place at the offices of McGuire, Woods, Battle and Boothe, L.L.P., 901 E. Cary Street, Richmond, Virginia 23219 (phone (804) 775-1000, telecopier (804) 775-1061) or at such other place and/or on such other date to which the Company and the Buyer shall have agreed (such date being herein referred to as the "Closing Date"). At the Closing, the Buyer shall make payment of the aggregate purchase price for the Shares, and the Company will promptly thereafter file the Certificate of Designations, issue a legended certificate in the name of the Buyer representing the Shares and make an appropriate corresponding entry in the Company's stock ledger.

                                  ARTICLE III
                        CONDITIONS TO PURCHASE AND SALE

SECTION 3.1. CONDITIONS TO THE BUYER'S OBLIGATION. The obligation of the Buyer to purchase the Shares is subject to the satisfaction on the Closing Date of the following conditions in all material respects:

                  (i) the representations and warranties of the Company
              contained in this Agreement shall be true and correct on and as of the Closing Date;

                      (ii) on the Closing Date, the Company shall deliver to the Buyer a certificate signed by its secretary or any assistant secretary as to the Company's Composite Certificate of Incorporation, as amended, as to its Bylaws, as to the resolutions of the Company's Board of Directors relating to the issue and sale of the Shares, this Subscription Agreement and the distributorship agreement being contemporaneously executed between the parties hereto and/or their affiliates, and as to the due authorization, election, incumbency and signatures of the Company officers signing this Subscription Agreement, such distributorship agreement or any related document; and as of the Closing Date the Company shall have commenced its efforts promptly to file the Certificate of Designations and deliver a duly executed certificate for the Shares to be issued to the Buyer hereunder, registered in the name of the Buyer;

                      (iii) the Company shall have performed all of its obligations hereunder and complied with all conditions herein required to be performed or complied with by the Company on or before the Closing;

                      (iv) all authorizations, approvals, and permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing;

                      (v) on or before the Closing Date, the Company shall deliver to the Buyer copies of any consents, waivers or amendments which may be necessary under the Company's various loan agreements and debt instruments for the Company to enter into and perform its obligations under this Subscription Agreement; and

                      (vi) the Buyer shall have received from McGuire, Woods, Battle & Boothe, L.L.P., counsel for the Company, an opinion, dated as of the Closing, substantially in the form attached as Exhibit C hereto.

               SECTION 3.2. CONDITIONS TO THE COMPANY'S OBLIGATION. The obligation of the Company to sell the Shares is subject to the satisfaction on the Closing Date of the following conditions in all material respects:

                  (i) the representations and warranties of the Buyer contained in this Agreement shall be true and correct on and as of the Closing Date;

                      (ii) the Buyer shall have duly executed and delivered to the Company an investment letter in the form attached hereto as Exhibit B and a certificate signed by its secretary or assistant secretary as to the same matters (to the extent appropriate and reasonable) to be addressed in the corresponding Company certificate required by Section 3.1(ii) above; and

                      (iii) at the Closing, the Buyer shall deliver the aggregate purchase price for the Shares to the Company by wire transfer to an account designated by the Company.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

               The Company represents and warrants to Buyer as of the date hereof that:

               SECTION 4.1. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted in all material respects; and the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

               SECTION 4.2. CORPORATE AND GOVERNMENTAL AUTHORIZATION; BINDING EFFECT. The execution, delivery and performance by the Company of this Agreement and the issuance and delivery of any Shares pursuant to this Agreement are within the corporate and other power of the Company, have been duly authorized by all necessary corporate and other action of the Company and its stockholders, require no action by or in respect of, or filing with, any governmental body, agency or official (except as may be required or appropriate to secure exemptions under the Securities Act and under applicable state securities or Blue Sky laws in respect of the unregistered offer and sale of Shares to be made hereby), will not contravene the Articles of Incorporation or ByLaws of the Company and do not and will not contravene in a material manner, or constitute (with or without the giving of notice or lapse of time or both) a material default under, any provision of applicable law or regulation or of any mortgage, indenture, instrument, agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any material lien on any asset of the Company. This Agreement has been duly authorized, executed and delivered by and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               SECTION 4.3. SHARES. The Shares have been duly authorized and, when issued, sold and delivered in accordance with this Agreement, will be, validly issued, fully paid and nonassessable and will have on issuance the rights and preferences provided in the Certificate of Designations for Series C Preferred Shares. The Common Shares issuable upon conversion of the Series C Preferred Shares have been (or prior to the Closing will be) duly and validly reserved and, upon issuance in accordance with the conversion provisions of the Series C Preferred Shares, will be duly authorized, validly issued, fully paid and nonassessable.

               SECTION 4.4. OFFERING OF SECURITIES. Neither the Company nor any Person acting on its behalf has, directly or indirectly, offered any shares of the Capital Stock or any similar security of the Company for sale to, or solicited any offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, anyone other than the Buyer and certain other accredited or sophisticated investors, and neither the Company nor any Person acting on its behalf has taken or will take any action that would cause the Company's offer, issuance or sale of any Shares hereby to violate the provisions of Section 5 of the Securities Act or any securities or Blue Sky law of any applicable jurisdiction.

               SECTION 4.5. NO CONFLICTING REQUIREMENTS. The Company is not in violation of or in default under any term or provision of any charter, by-law, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ or injunction applicable to it, such that such violations or defaults in the aggregate might materially and adversely affect the financial condition, results of operations, business, properties or prospects of the Company or the ability of the Company to perform its obligations under this Agreement or the Articles of Incorporation.

               SECTION 4.6. BROKER'S, FINDER'S AND INVESTMENT BANKING FEES AND COMMISSIONS. No broker's, finder's or investment banking fee or commission has been or will be payable, or asserted to be payable, by the Company with respect to the issuance and sale of the Shares or any transaction contemplated thereby or ancillary thereto, and the Company agrees that all such fees shall be paid by it and that it will hold Buyer harmless from any claim, demand or liability for any such broker's, finder's or investment banking fees or commissions incurred or alleged to have been incurred in connection with any transaction referred to above in this Section 4.6.

               SECTION 4.7. NO MATERIAL MISSTATEMENT OR OMISSION. Since April 30, 1995 (the date on which the Company's most recently ended fiscal year concluded), the Company has timely filed all reports (including its Annual Report on Form 10-K for such fiscal year, its Proxy Statement for Annual Meeting on August 30, 1995, its Quarterly Report on Form 10-Q for the fiscal quarter ended July 30, 1995 and its Current Report on Form 8-K dated October 6, 1995) required to be filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"); when filed, each of such reports conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and such reports taken as a whole do not, and will not at and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made.

               SECTION 4.8. GOVERNMENTAL CONSENTS. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained prior to, and be effective as of, the Closing, except for any notices of sale required to be filed with the Commission pursuant to Regulation D promulgated under the Securities Act or with any state securities law authority pursuant to applicable Blue Sky laws.

               SECTION 4.9. RELIANCE. The Company acknowledges that the Buyer is entering into this Agreement in reliance upon the Company's representations and warranties contained herein.

               SECTION 4.10. COPIES OF CERTAIN REPORTS. So long as the Buyer holds any Shares, the Company will furnish promptly to the Buyer copies of all annual and quarterly reports and proxy statements mailed hereafter by the Company to holders of its Common Stock from time to time, and copies of all Form 10-Ks, Form 10-Qs and Form 8-Ks filed hereafter by the Company from time to time with the Commission.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                    BY BUYER

               The Buyer represents and warrants to the Company as of the date hereof that:

               SECTION 5.1. CORPORATE EXISTENCE AND POWER. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York.

               SECTION 5.2. CORPORATE AND OTHER AUTHORIZATION; BINDING EFFECT. The execution, delivery and performance by the Buyer of this Agreement are within the corporate and other power of the Buyer, have been duly authorized by all necessary corporate and other action of the Buyer and any other relevant person or entity, require no action by or in respect of, or filing with, any governmental body, agency or official (except as may be required or appropriate to secure exemptions under the Securities Act and under applicable state securities or Blue Sky laws in respect of the unregistered offer and sale of Shares to be made hereby), and will not contravene the articles of incorporation or by-laws of the Buyer. This Agreement has been duly authorized, executed and delivered by and constitutes a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               SECTION 5.3.   INTENTIONALLY OMITTED.

               SECTION 5.4. NO CONFLICTING REQUIREMENTS. The Buyer's performance of its obligations under this Agreement will not violate any term or provision of any the Buyer's certificate of incorporation or by-laws or any statute, rule, regulation, judgment, decree, order, writ or injunction applicable to the Buyer, such that such violations in the aggregate might materially and adversely affect the ability of the Buyer to perform its obligations under this Agreement.

               SECTION 5.5. SECURITIES LAW COMPLIANCE. The Buyer acknowledges that the Shares have not been offered or sold to the Buyer by any form of general solicitation or general advertising. The Buyer agrees that it will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Shares), except in compliance with the Securities Act and the rules and regulations of the Commission thereunder and with any applicable state securities laws, and except in compliance with Section
8.6 of this Agreement.

               SECTION 5.6. INVESTMENT INTENT, ETC. The Buyer is subscribing the Shares for its own account for investment and not with a view to, or for resale in connection with, any distribution thereof, and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares and is able to bear the economic risk of such investment for an indefinite period. It is an "accredited investor" (as such term is defined in Rule 501 of Regulation D of the Rules and Regulations of the Commission thereunder) because the Buyer is a corporation, not formed for the specific purpose of acquiring the Series C Preferred Shares, with total assets in excess of $5,000,000. The Buyer is aware that none of the Shares or the Common Shares into which the Shares may be converted have been registered under the Securities Act or any state securities law, that the Shares and such Common Shares must be held indefinitely unless they are subsequently registered or an exemption from such registration is available and that, except as may be provided in this Agreement the Company is under no obligation to register any of the Shares or such Common Shares under the Securities Act or any state securities law. The Buyer further acknowledges that there is not, nor is there expected to be, any market for the purchase and sale of the Shares.

               SECTION 5.7. INVESTIGATION. Because the transactions contemplated by the Agreement have been negotiated, the Buyer has not been furnished with any formal offering memorandum or prospectus, but to the best of the Buyer's knowledge the Buyer has received from the Company copies of all such information as the Buyer or its agents have requested. Representatives of the Buyer have had full opportunity to examine the financial and business affairs of the Company and to ask questions of its management. Notwithstanding such opportunities and examinations, the Buyer disclaims any reliance upon any Company financial projections beyond the extent to which such reliance is expressly contemplated therein.

               SECTION 5.8. RELIANCE. The Buyer acknowledges that the Company is entering into this Agreement in reliance upon the Buyer's representations and warranties contained herein.

                                   ARTICLE VI
                               FURTHER ASSURANCES

               From time to time, without further consideration, whether before or after the Closing, each of the parties hereto, at its own expense, will execute and deliver such documents to the other party hereto and take such steps as such other party may reasonably request to facilitate the consummation of the transactions contemplated hereby.

                                  ARTICLE VII
                              REGISTRATION RIGHTS

              SECTION 7.1. CERTAIN DEFINITIONS. As used in this Article VII or elsewhere in this Agreement, the following terms have the following meanings:

               "Exchange Act" means the Securities Exchange Act of 1934 or any similar federal statute at the time in effect, and any reference to a particular section of such Act shall include a reference to the comparable section, if any, of any such similar federal statute.

               "Registrable Securities" means a collective reference to the Common Shares to be issued upon conversion of the Shares pursuant to the terms of the Certificate of Designations and this Agreement; provided, however, that any particular Registrable Securities shall cease to be such when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force or (iv) they shall have ceased to be outstanding.

               "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Article VII, including, without limitation, all registration, filing and similar expenses, all messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance, printing costs, the reasonable fees and disbursements of counsel retained by the holder(s) of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions.

               SECTION 7.2.  DEMAND REGISTRATION.

               (a) Right to Request Registration. At any time upon Buyer's written request to register under the Securities Act all or part of Buyer's Registrable Securities and specifying the intended method or methods of disposition thereof (provided, however, that the Registrable Securities in respect of which such request is made shall represent either (i) all of the outstanding Series C Preferred Shares held by the Buyer or (ii) at least $1 million market value based on the NASDAQ National Market System quotations in respect of the Common Shares (or, if no such quotations are available at the time of such request, based on a customary and reasonable valuation method determined by the Company)), the Company thereupon will use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by Buyer, for disposition in accordance with the intended method or methods of disposition stated in such request provided that if the Company shall have previously effected a registration pursuant to this Section 7.2, the Company shall not be required to effect a registration pursuant to this Section 7.2 until a period of three months shall have elapsed from the effective date of the most recent such previous registration.

               (b) Registration Statement Form. Each registration requested pursuant to this Section 7.2 shall be effected by the filing of an appropriate registration form (giving preference to Form S-3 to the extent available to the Company at the relevant time and for the relevant registration).

               (c) Expenses. The Company will pay all Registration Expenses in connection with the very first registration of Registrable Securities requested pursuant to this Section 7.2; Buyer will pay all Registration Expenses in connection with any subsequent registration of Registrable Securities requested pursuant to this Section 7.2.

               SECTION 7.3.  INCIDENTAL REGISTRATION.

               (a) Right to Include Registrable Securities. If at any time or times, the Company intends to file a registration statement under the Securities Act for the registration with the Commission of an underwritten offering by the Company on its behalf of the Company's Common Shares, the Company shall notify Buyer at least 45 days prior to each such filing of the Company's intention to file such a registration statement. Such notice shall state the number of shares proposed to be registered thereby. If Buyer notifies the Company within 15 days after receipt of such notice from the Company of its desire to have included in such registration statement any of its Registrable Securities, then the Company shall cause such shares to be included in such registration statement. No registration of Registrable Securities effected under this Section 7.3 shall relieve the Company of its obligation to effect registration of Registrable Securities upon Buyer's request pursuant to Section 7.2. The Company may in its discretion withdraw any Registration Statement filed pursuant to this Section
7.3 subsequent to its filing without liability to Buyer.

               (b) Payment of Expenses. The Company will pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 7.3; provided, however, that the Buyer shall pay the fees and disbursements of the Buyer's own counsel and any federal and state registration fees in respect of such Registrable Securities.

               (c) Limitation. In the event that the managing underwriter for any such offering described in this Section 7.3 notifies the Company that, in good faith, it is able to proceed with the proposed offering only with respect to a smaller number (the "Maximum Number") of securities and Registrable Securities than the total number of Registrable Securities proposed to be offered by the Buyer and securities proposed to be offered by the Company, then the Buyer shall be entitled to sell pursuant to such registration not more than the difference between the Maximum Number and the number of shares proposed to be offered by the Company.

               SECTION 7.4. REGISTRATION PROCEDURES. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 7.2 and 7.3, the Company will as expeditiously as possible:

                      (i) prepare and (in any event within 60 days after delivery of the relevant request under 7.2 or after the end of the period within which requests for registration may be delivered to the Company under 7.3, whichever is later) file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

                   (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of (a) such time as all of such Registrable Securities have been disposed of by Buyer in accordance with the intended methods of disposition set forth in such registration statement or (b) the expiration of 60 days after such registration statement becomes effective, and will furnish to Buyer at least five Business Days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any such amendment or supplement to which Buyer shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                  (iii) furnish to Buyer such number of conformed copies of such registration statement and of each such amendment thereof and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents as Buyer may reasonably request;

                   (iv) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as Buyer shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be necessary or advisable to enable Buyer to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                      (v) furnish Buyer a signed counterpart, addressed to it, of (i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as Buyer may reasonably request;

                   (vi) immediately notify Buyer, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at Buyer's request supply such reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                 (viii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                   (ix) use its best efforts to have all shares covered by such registration statement quoted on NASDAQ or, at the option of the Company, listed on a national securities exchange.

The Company may require Buyer to furnish the Company such information regarding Buyer and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

               SECTION 7.5.  UNDERWRITTEN OFFERINGS.

               (a) Underwriting Agreement. If requested by the underwriters for any underwritten offering of Registrable Securities on behalf of a holder of Registrable Securities pursuant to a registration requested under Section 7.2, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in
Section 7.7. The holder of Registrable Securities on whose behalf Registrable Securities are to be distributed by such underwriters shall be a party to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such holder of Registrable Securities. Such holder of Registrable Securities shall not be required by the Company to make any representations or warranties to or agreements with the Company or the underwriters other than reasonable representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method or methods of disposition and any other representation required by law.

               (b) Incidental Underwritten Offerings. If any Registrable Securities are to be included in a registration statement as contemplated by
Section 7.3 among the securities to be distributed by or through one or more underwriters, the holder of Registrable Securities to be distributed by such underwriters shall be a party to the underwriting agreement between the Company and such underwriters and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such holder of Registrable Securities, and the Company will cooperate with such holder of Registrable Securities to the end that the conditions precedent to the obligations of such holder of Registrable Securities under such underwriting agreement shall not include conditions that are not customary in underwriting agreements with respect to combined primary and secondary distributions and shall be otherwise reasonably satisfactory to such holder. Such holder of Registrable Securities shall not be required by the Company to make any representations or warranties to or agreements with the Company or the underwriters other than reasonable representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method or methods of distribution and any other representation required by law.

               (c) Selection of Underwriters. Whenever a registration requested pursuant to Section 7.2 is for an underwritten offering, the holder of the Registrable Securities included in such registration shall have the right to select the managing underwriter to administer the offering subject to the approval of the Company, such approval not to be unreasonably withheld. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the managing underwriter shall be selected by the Company.

               (d) Holdback Agreements. If any registration pursuant to Section
7.2 or 7.3 shall be in connection with an underwritten public offering, each holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so required by the managing underwriter, not to effect any public sales or distribution of Registrable Securities (other than as part of such underwritten public offering) within the period from ten days prior to the effective date of such registration statement to 90 days after the effective date of such registration statement.

               SECTION 7.6. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

               SECTION 7.7.  INDEMNIFICATION.

               (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 7.2 or 7.3, the Company will, and hereby does, indemnify and hold harmless the Buyer, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls Buyer or any such underwriter within the meaning of the Securities Act, and their agents, against any losses, claims, damages, liabilities or expenses, joint or several, to which Buyer or any such director or officer or participating or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securi ties were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Buyer and each of the Buyer's directors, officers, participating Persons, controlling Persons or agents for any legal or other expenses reasonably incurred by them in connection with investigation or defending any such loss, claim, liability, action or proceeding, or (z) any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceed ing in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such prelimi nary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Buyer or any of the Buyer's directors, officers, participating Persons, controlling Persons or agents specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Buyer or any of the Buyer's directors, officers, participating Persons, controlling Persons or agents and shall survive any transfer of such securities by the Buyer. The Company shall agree to a provision for contribution relating to such indemnity as shall be reasonably requested by the Buyer or the underwriters.

               (b) Indemnification by the Buyer. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 7.4, that the Company shall have received an undertaking satisfactory to it from the Buyer as prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 7.7) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment thereof or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Buyer specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, participating Person or controlling Person and shall survive the transfer of such securities by the Buyer. The Buyer shall agree to a provision for contribution relating to such indemnity as shall be reasonably requested by the Company or the underwriters.

               (c) Notice of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 7.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 7.7. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.

               (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 7.7 (with appropriate modifications) shall be given by the Company and the Buyer with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of a governmental authority other than the Securities Act.

               (e) Indemnification Payments. The indemnification required by this Section 7.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

               SECTION 7.8. ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not effect or permit to occur any combination or subdivision of Capital Stock which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of securities contemplated by this Article VII or the marketability of such Registrable Securities under any such registration.

               SECTION 7.9. RULE 144. The Company will timely file the reports and any other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, the Company will, upon the request of any holder of Registrable Securities, make publicly available other information), and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by (i) Rule 144 under the Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement, if such is the case, to the effect that the Company has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act and will supply a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in order to avail the Buyer of any rule or regulation of the Commission permitting the sale of any such securities without registration.

                                  ARTICLE VIII
                                 MISCELLANEOUS

SECTION 8.1. NOTICES. All notices, requests and other communications to either party hereunder shall be in writing (including bank wire, telecopy, facsimile, telex or similar writing), and shall be given to such party at the following addresses:

        if to the Company,
               501 North Church Street
               Smithfield, Virginia  23430
               Attn.:  Aaron D. Trub, Vice President, Secretary and
                       Treasurer
               telephone:  (804) 357-1373
               telecopier:  (804) 357-1331

        with a copy to,

               Robert L. Burrus, Esquire
               McGuire, Woods, Battle & Boothe, L.L.P.
               One James Center
               Richmond, Virginia  23219
               telephone:  (804) 775-1000
               telecopier:  (804) 775-1061

        and, if to the Buyer,

               Sumitomo Corporation of America
               San Francisco Office
               1 California Street, Suite 2300
               San Francisco, California  94111
               telephone:  (415) 984-3200
               telecopier: (415) 984-3230
               telex:  278202 "278202 SUM UR:

        with a copy to,

               Sumitomo Corporation
               24-1, Kanda-nishikicho 3-chome,
               Chiyoda-ku, Tokyo 100, Japan
               Attention: Meat and Dairy Products Department telecopier: 011-81-3-32962579 telex:  22202 "SUMIT X J22202

or such other address as such party may hereafter specify for that purpose. Each such notice, request or other communication shall be effective as follows: if given by mail, five days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid; and if given by any other means, when delivered at the address specified in this Section 8.1.

               SECTION 8.2. NO WAIVER. No failure or delay by the Buyer or the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               SECTION 8.3. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the Company and by the holders of a majority of the Series C Preferred Shares including for such purposes, on a proportional basis, any Registrable Securities. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of Series C Preferred Shares or Registrable Securities at the time outstanding, upon each future holder of any such securities and upon the Company.

               SECTION 8.4. RESTRICTIVE LEGENDS. The Buyer and the Company agree that the Company shall permit transfers of the Shares or the Common Shares into which any such Shares are converted only when the Shares or such Common Shares shall have been registered under the Securities Act and any applicable state securities law or when the Buyer's request for transfer is accompanied by an opinion of counsel, which opinion and counsel shall be reasonably acceptable to the Company and its counsel, to the effect that the sale or other proposed transfer does not require registration under the Securities Act or any state securities laws. Any certificate representing Shares shall, if the Company so desires, bear a legend in the following form:

        "Neither the securities represented by this certificate nor the securities into which such securities may be converted have been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and none may be sold, transferred or otherwise disposed of unless they have been registered under the Act and such state laws or in the opinion of counsel (which opinion and counsel shall be reasonably acceptable to the Company) exemptions are available."

Any Registrable Securities shall bear a corresponding legend. Other legends required by applicable state or federal law shall be placed on such certificates. The Buyer acknowledges receipt prior to its execution of this Agreement of written disclosure that neither the Shares nor the Common Shares into which the Shares may be converted have been registered under the Securities Act and, therefore, none can be resold unless they are registered under the Act or an exemption from registration is available.

               SECTION 8.5. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the Commonwealth of Virginia. To the full extent lawful, each of the Company and the Buyer hereby consents irrevocably to personal service, jurisdiction and venue in connection with any claim arising out of this Agreement, the Certificate of Designations the Shares or the Registrable Securities, in the courts of the Commonwealth of Virginia located in Richmond, Virginia and in the federal courts in the Eastern District of Virginia.

               SECTION 8.6. SUCCESSORS AND ASSIGNS. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither the Buyer nor the Company may assign or transfer any of its rights or obligations under this Agreement (as distinguished from rights granted to the holder(s) of the Shares under the Certificate of Designations) other than by operation of law; provided, however, that in the event of the Buyer's transferring (consistent with the other terms of this Agreement) (i) to Sumitomo Corporation, a Japanese corporation and the parent of the Buyer, or to any wholly-owned subsidiary of the Buyer, any amount of Shares or Registrable Securities, or (ii) to any other third party, 1,000 or more Shares or an equivalent amount of Registrable Securities into which such Shares have been converted, and such parent's, subsidiary's or third party's agreeing in writing to become bound by this Agreement as fully as the Buyer hereunder, then in any such case such parent, subsidiary or third party, as the case may be, shall be entitled to registration rights in respect of such Series C Preferred Shares or Registrable Securities to the same extent as the Buyer pursuant to Article VII hereof. No purchaser (if any) of any Shares from the Buyer shall be deemed a successor or assign by reason merely of such purchase. Nothing in this Section 8.6 overrides the restrictions contained in Section 5.5 above.

               SECTION 8.7. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in counterparts, each of which shall be an original, and all of which taken together shall constitute a single agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument. Either party's execution and delivery of this Agreement may be evidenced by physical delivery or by telegraphic, telecopier, facsimile or other written communication of such executed Agreement or executed counterpart to the other party. This Agreement embodies the entire agreement and understanding between the parties and supersedes any prior agreements and understandings related to its subject matter. If any provision of this Agreement shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this Agreement, which shall remain in full force and effect.

               SECTION 8.8. SURVIVAL OF REPRESENTATION, WARRANTIES AND COVENANTS. All of the representations, warranties and covenants contained in this Agreement shall survive, and shall continue in effect following, the Closing.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                            SMITHFIELD FOODS, INC.

                                            By: /s/ JOSEPH W. LUTER, III
                                                    JOSEPH W. LUTER, III

                                            Title: Chairman and Chief
                                                     Executive Officer

                                            Attest

                                            By: /s/ AARON D. TRUB
                                                    AARON D. TRUB

                                            Title: Vice President, Secretary
                                                          and Treasurer

                                            SUMITOMO CORPORATION OF AMERICA

                                            By: /s/ KOICHI WATANABE
                                                    KOICHI WATANABE

                                            Title: Vice President and
                                                       General Manager

                                                                     EXHIBIT A

                          CERTIFICATE OF DESIGNATIONS

                                       of

             SERIES C 6 3/4% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       of

                             SMITHFIELD FOODS, INC.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

                      ------------------------------------



        Smithfield Foods, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on October 23, 1995:

        RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Composite Certificate of Incorporation, as amended, the Board of Directors hereby creates a series of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative powers, rights, preferences, and limitations thereof as follows:

        Series C 6 3/4% Cumulative Convertible Preferred Stock:

        Section 1. Designation and Amount. The shares of such series shall be designated as "Series C 6 3/4% Cumulative Convertible Preferred Stock" (the "Series C Preferred Stock") and the number of shares constituting the Series C Preferred Stock shall be 2,000.

        Section 2. Dividends. The holders of the outstanding shares of Series C Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors of the

Corporation, and when not prohibited by law, cash dividends at the rate and payable on the dates hereinafter set forth. The rate of dividends payable on the shares of Series C Preferred Stock shall be $675.00 per share per annum (rounded upward to the nearest whole $.01) and no more. Dividends shall be payable in equal quarterly installments on the first day of January, April, July and October of each year (the "Payment Dates"), commencing, in the case of any share of Series C Preferred Stock, on January 1, 1996. The initial dividend payment will be computed by multiplying the annual rate divided by 360 times the number of days in the period from and including the Issuance Date of Series C Preferred Stock to the first installment Payment Date. Dividends shall be cumulative and accumulate on the Series C Preferred Stock from and after the Issuance Date. Dividends payable on the first installment Payment Date following issuance and on the date fixed for any redemption of shares of Series C Preferred Stock pursuant to Sections 7 or 8 hereof which is not a Payment Date, shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Dividends will be payable to holders of record as they appear on the stock books of the Corporation on such record dates as shall be fixed by the Board of Directors of the Corporation (the "Record Dates").

        Section 3. Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

        (A) Except for the voting rights expressly conferred by this Section 3 and except to the extent provided by law, the holders of shares of Series C Preferred Stock shall not be entitled (a) to vote on any matter or (b) to receive notice of, or to participate in, any meeting of stockholders of the Corporation at which the holders of shares of Series C Preferred Stock are not entitled to vote.

        (B) The approval of a majority of the outstanding shares of the Series C Preferred Stock, voting as a separate voting group, shall be required for (i) the adoption of any amendment to the Composite Certificate of Incorporation, as amended through the time of filing of this Certificate of Designations, that materially adversely affects the powers, preferences, limitations and rights of the Series C Preferred Stock (it being expressly stated that an increase in the number of Directors of the Corporation is not such an adverse change, provided that this statement is made as a matter of clarification and shall not be read as implying that in the absence of this parenthetical statement such an increase would constitute such an adverse change) or (ii) for the issuance of any shares of Capital Stock other than Junior Stock. Except for cases covered by the preceding sentence of this paragraph (B), whenever the holders of the Series C Preferred Stock are entitled under the Delaware General Corporation Law to vote as a separate voting group on an amendment of the Composite Certificate of Incorporation, as amended, a plan of merger, or a plan of share exchange, the vote required for the approval of such amendment shall be a majority of all votes cast on the amendment, plan of merger or plan of share exchange by the holders of the Series C Preferred Stock at a meeting at which the holders of a majority of the outstanding shares of Series C Preferred Stock are represented in person or by proxy.

        (C) The holders of the outstanding shares of Series C Preferred Stock shall also have the right, voting as a separate voting group, to elect two members of the Board of Directors of the Corporation at any time four or more quarterly dividends on any shares of Series C Preferred Stock shall be in arrears and unpaid, in whole or in part, whether or not declared and whether or not any funds shall be or have been legally available for payment thereof. In such event, unless a regular meeting of the stockholders of the Corporation is to be held within 60 days thereof for the purpose of electing Directors, the Corporation shall promptly thereafter cause the number of Directors of the Corporation to be increased by two, and, within 15 days thereafter, shall call a special meeting of the holders of the outstanding shares of Series C Preferred Stock for the purpose of electing such Directors to take place at the time specified in the notice of the meeting, to be not more than 60 days after such holders become so entitled to elect two Directors and not less than ten nor more than 50 days after the date on which such notice is mailed. If such special meeting shall not have been so called by the Corporation, or such regular meeting shall not be so held, a special meeting may be called for such purpose at the expense of the Corporation by the holders of not less than 10% of the outstanding shares of Series C Preferred Stock; and notice of any such special meeting shall be given by the person or persons calling the same to the holders of the outstanding shares of the Series C Preferred Stock by first-class mail, postage prepaid, at their last addresses as shall appear on the stock transfer records of the Corporation (which records the Corporation hereby agrees to make available for such purpose at reasonable times upon request and as otherwise required by applicable law). At any such special meeting the holders of a majority of the outstanding shares of Series C Preferred Stock shall elect two members of the Board of Directors of the Corporation. If a regular meeting of the stockholders of the Corporation for the purpose of electing Directors is to be held within 60 days after the time the holders of the outstanding shares of Series C Preferred Stock become so entitled to elect two Directors, then the holders of the outstanding shares of Series C Preferred Stock shall be given notice thereof in the same manner as other stockholders of the Corporation entitled to vote thereat; and at such regular meeting, the holders of the outstanding shares of Series C Preferred Stock, voting as a separate voting group with each share having one vote, shall elect two members of the Board of Directors. The right of the holders of the Series C Preferred Stock, voting as a separate voting group, to elect two members of the Board of Directors of the Corporation shall continue until such time as no dividends on any outstanding shares of Series C Preferred Stock are in arrears and unpaid, in whole or in part, at which time (i) the voting power of the holders of the outstanding shares of Series C Preferred Stock so to elect two directors shall cease, but always subject to the same provisions of this paragraph (C) for the vesting of such voting power upon the occurrence of each and every like arrearage of dividends, and (ii) the term of office of each member of the Board of Directors who was elected pursuant to this paragraph (C) shall automatically expire.

        (D) Except as set forth herein, or as otherwise provided by law, holders of Series C Preferred Stock shall have no special voting rights, and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

        Section 4.  Certain Restrictions.

        (A) Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of Junior Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except dividends paid ratably on the Series C Preferred Stock and all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any Junior Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such Junior Stock in exchange solely for shares of any other Junior Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Parity Stock, except in ac cordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (B) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        Section 5. Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Composite Certificate of Incorporation, as amended, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

        Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $10,000 per share, plus an amount equal to Dividends Accumulated and distributions thereon, whether or not declared, to the date of such payment, or (2) to the holders of shares of Parity Stock except distributions made ratably on the Series C Preferred Stock and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

        Section 7.  Optional Redemption.

        (A) The Corporation may, at its option, redeem shares of Series C Preferred Stock, in whole or in part, at any time from time to time at a redemption price of $10,000 per share, plus in each case a premium of (i) prior to October 25, 1998, $1,000 per share, (ii) from October 25, 1998 through October 24, 2001, $600.00 per share, and (iii) from October 25, 2001 through October 24, 2005, $400.00 per share, in each case with any Dividends Accumulated to the date fixed for redemption.

        (B) In case less than all of the outstanding shares of Series C Preferred Stock are to be redeemed, not more than 60 days prior to the date fixed for redemption the Corporation shall select the shares to be redeemed. The Corporation shall select by proration, by lot or otherwise the shares to be so redeemed among the holders thereof. The Corporation shall make such adjustments, reallocations and eliminations as it shall deem proper by increasing or decreasing or eliminating the number of shares to be redeemed which would be allocable to any one holder on the basis of exact proration, selection by lot or any such other method of selection by not more than ten shares to the end that the number of shares so prorated shall be integral multiples of ten shares. The Corporation in its discretion may elect the particular certificates (if there are more than one) representing shares registered in the name of a holder that are to be redeemed.

        (C) Not less than 30 nor more than 60 days prior to the date fixed for any redemption pursuant to this Section 7, notice of redemption shall be given by first-class mail, postage prepaid, to the holders of record of the outstanding shares of the Series C Preferred Stock to be redeemed at their last addresses as shown by the Corporation's stock transfer records. The notice of redemption shall set forth the number of shares to be redeemed, the date fixed for redemption, the applicable redemption price or prices (including the amount of Dividends Accumulated to the date fixed for the redemption), and the place or places where certificates representing shares to be redeemed may be surrendered. In case less than all outstanding shares are to be redeemed, the notice of redemption shall also set forth the numbers of the certificates representing shares to be redeemed and, in case less than all shares represented by any such certificate are to be redeemed, the number of shares represented by such certificate to be redeemed.

        (D) If notice of redemption of any outstanding shares of Series C Preferred Stock shall have been duly mailed as herein provided, on or before the date fixed for redemption the Corporation shall deposit in cash funds sufficient to pay the redemption price (including Dividends Accumulated to the date fixed for redemption) of such shares in trust for the benefit of the holders of shares to be redeemed with any bank or trust company in the City of Richmond, State of Virginia, or Borough of Manhattan, City and State of New York, having capital and surplus aggregating at least $50,000,000 as of the date of its most recent report of financial condition (with the Corporation giving preference to such a bank or trust company having long-term debt obligations rated by Standard & Poors, Inc. in one of its three highest rating categories), named in such notice, to be applied to the redemption of the shares so called for redemption against surrender for cancellation of the certificates representing shares so redeemed. From and after the time of such deposit all shares for the redemption of which such deposit shall have been made shall, whether or not the certificates therefor shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and determine except the right to receive payment of the redemption price (including Dividends Accumulated to the date fixed for redemption), but without interest. Any interest earned on funds so deposited shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years (or such longer period as may be required by law) from the date fixed for redemption shall be repaid to the Corporation free of trust, and the holders of the shares called for redemption who have not surrendered certificates representing such shares prior to such repayment shall be deemed to be unsecured creditors of the Corporation for the amount of the redemption price (including

Dividends Accumulated to the date fixed for redemption) thereof and shall look only to the Corporation for payment thereof, without interest, subject to the Delaware General Corporation Law.

        (E) The Corporation shall also have the right to acquire outstanding shares of Series C Preferred Stock otherwise than by redemption pursuant to this
Section 7 from time to time for such consideration as may be acceptable to the holders thereof.

        (F) Shares of Series C Preferred Stock purchased, redeemed or otherwise acquired by the Corporation shall become authorized and unissued shares of Preferred Stock which may be designated as shares of any other series. No additional shares of Preferred Stock, however, may be classified as Series C Preferred Stock.

        Section 8. Mandatory Redemption. On the tenth anniversary of the Issuance Date (or, if such date is not a Business Day, the Business Day immediately following such anniversary), the Corporation shall redeem all then outstanding shares of Series C Preferred Stock, at a redemption price of $10,000 per share, plus an amount equal to Dividends Accumulated thereon. Such redemption shall in all relevant respects be conducted in accordance with the terms and procedures set forth in Paragraphs (C) and (D) of Section 7 above.

        Section 9. Conversion. The holders of the Series C Preferred Stock shall have conversion rights (the "Conversion Rights") as follows:

        (A) Right to Convert. Each share of Series C Preferred Stock shall be convertible at the option of the holder thereof, and, except as otherwise provided by this Section 9, such right to convert may be exercised at any time after the date of issuance of such share.

               (i) Series C Conversion. If such right of conversion is exercised as to any share of Series C Preferred Stock, such share shall convert into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $10,000 by the Conversion Price hereinafter defined in effect at the time of the conversion.

               (ii) Effect of Redemption on Conversion. In the event of a call for redemption of any shares of Series C Preferred Stock pursuant to Sections 7 or 8 hereof, the Conversion Rights shall cease to be exercisable as to the number of shares designated for redemption at the close of business on the thirtieth day after notice of redemption, and any right to receive payment of the redemption price (including Dividends Accumulated to the date fixed for redemption) shall terminate as to such shares upon the conversion of such shares into Common Stock pursuant to this Section; provided, however, that if such shares shall not have been converted under this Section because of default in payment of the redemption price (that is, default by the Corporation on its obligation under Section 7(D) to make the required cash deposit on or before the date fixed for redemption), the Conversion Rights for such shares shall continue. A holder's rights with respect to current and accumulated dividends on any share for which such right of conversion is exercised shall continue (but no further dividends shall cumulate) in the manner specified in Section 2, and shall be declarable and payable to the holder of record for such share as of the date of such exercise at such time and to the same extent that dividends with respect to the same fiscal quarters are declared and paid to all holders of Series C Preferred Stock.

               (iii) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Preferred Stock may exercise his right to convert the same into full shares of Common Stock pursuant to this Section, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued and his agreement to pay any applicable transfer taxes. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled pursuant to this Section, together with cash in lieu of any fraction of a share, if applicable. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such time. Notwithstanding the above, if the holder of Preferred Stock is exercising his right of conversion pursuant to this Section subsequent to notice, and in anticipation, of any redemption, he may so specify in his written notice to the Corporation and such shares shall be converted only if there has been no default in payment of the redemption price (that is, no default by the Corporation on its obligation under Section 7(D) to make the required cash deposit on or before the date fixed for redemption). Any such conversion shall be deemed to have been made immediately prior to such redemption, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such instant and shall have no right to receive payment of the redemption price (including Dividends Accumulated to the date fixed for redemption).

        (B) Conversion Price. The "Conversion Price" with respect to the Series C Preferred Stock shall be, as of the Issuance Date, $30.00 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

        (C) Adjustments to Conversion Price of Diluting Events.

               (i) Stock Dividends, Splits, or Recapitalizations. In the event at any time, or from time to time after the Issuance Date, there is (i) a subdivision, combination, or consolidation of the Corporation's Common Stock into a greater or lesser number of shares of Common Stock (by capital reorganization, reclassification or otherwise than by payment of a dividend in Common Stock); (ii) the declaration or payment by the Corporation of any dividend on the Common Stock which is payable in additional Common Stock; or
(iii) any other increase or decrease in the outstanding Common Stock of the Corporation effected without receipt of consideration by the Corporation (other than Common Stock issuable upon any conversion of Preferred Stock pursuant to this Section), then and in any such event, the Conversion Price shall be adjusted to the price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the diluting event described hereinabove, and the denominator of which shall be the number of shares of Common Stock outstanding after such diluting event. In the case of any stock dividend, such adjustment shall be effective immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend. In the case of any other such diluting event, such adjustment shall be effective at the close of business on the date immediately prior to the date on which such corporate action becomes effective. After such adjustment is made, the adjusted Conversion Price shall constitute and remain the Conversion Price for all purposes hereunder unless and until it is again subject to adjustment pursuant to the terms hereof.

               (ii) Adjustments for Mergers or Reorganization, Etc. In the event of any consolidation or merger of the Corporation with or into any other corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation in exchange for securities (in whole or in part), each share of Series C Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series C Preferred Stock, immediately prior to the effectiveness of such consolidation, merger or conveyance would have been entitled upon such consolidation, merger or conveyance. In addition, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions set forth in this Section with respect to the rights and interest, after any such conversion, of the holders of the Series C Preferred Stock, to the end that the provisions set forth in this Section (including without limitation provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably possible, in relation to the shares of stock or other securities or property thereafter deliverable upon the conversion of the Series C Preferred Stock.

        (D) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price with respect to such holder's Series C Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received by such holder upon the conversion of such Preferred Stock.

        (E) Notices of Common Stock Record Dates. In the event of any taking by the Corporation of a record of the holders of the Common Stock or any other class of securities into which the Series C Preferred Stock is convertible for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to each holder of Series C Preferred Stock, at least ten days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

        (F) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of all the Series C Preferred Stock.

        Section 10. Definitions. For the purpose of this resolution, the word "corporation" shall be deemed to include corporations, associations, companies and business trusts and, unless the context otherwise requires, the following terms shall have the following meanings:

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Richmond, Virginia are authorized or obligated by law to close.

        "Capital Stock" means any capital stock of any class or series (however designated) of the Corporation.

        "Common Stock" means the Common Stock, par value $.50 per share, of the Corporation.

        "Dividends Accumulated" means with respect to any shares of Series C Preferred Stock, an amount equal to the dividends thereon at the dividend rate per annum computed from the Issuance Date to the date to which reference is made, whether such amount or any part thereof shall have been declared as dividends and whether there shall be or have been any funds out of which such dividends might legally be paid, less the amount of dividends declared and paid thereon and, if any dividends thereon have been declared but not paid, the amount set apart for the payment of such dividends.

        "Issuance Date" shall mean the first date of issuance of any shares of Series C Preferred Stock.

        "Junior Stock" means any Capital Stock ranking as to dividends or as to rights in liquidation, dissolution or winding up of the affairs of the Corporation junior to Series C Preferred Stock. At the date hereof, the Corporation's Junior Stock is comprised solely of the Common Stock and the Series A Junior Participating Preferred Stock, par value $1.00 per share.

        "Parity Stock" means any Capital Stock ranking as to dividends or as to rights in liquidation, dissolution or winding up the affairs of the Corporation equally with the Series C Preferred Stock. At the date hereof, the Corporation's Parity Stock is comprised solely of the Series B 6 3/4% Cumulative Convertible Preferred Stock, par value $1.00 per share.

        "Payment Date" is defined in Section 2 hereof.

        "Record Date" is defined in Section 2 hereof.

        "Subsidiary" means any corporation a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Corporation or by one or more Subsidiaries or by the Corporation and one or more Subsidiaries. For this purpose, "Voting Stock" means stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such corporation, other than stock having such powers only by reason of the happening of a contingency.

        IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman and Chief Executive Officer and attested by its Secretary this 23rd day of October, 1995.

                                       ------------------------------------
(Corporate Seal)                       Joseph W. Luter, III
                                       Chairman and Chief Executive Officer

Attest:

- -------------------------------
Aaron D. Trub
Vice President, Secretary and
  Treasurer

                                                                     EXHIBIT B

Dated as of the Closing Date under
the Agreement referred to below

Smithfield Foods, Inc.

Gentlemen:

In connection with its purchase of 2,000 shares of Series C 6 3/4% Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Shares"), convertible by their terms into shares of Common Stock, par value $.50 per share ("Common Shares"),of Smithfield Foods, Inc. (the "Company") to be issued pursuant to a Subscription Agreement (the "Agreement") dated as of October 25, 1995 between the Company and Sumitomo Corporation of America, a New York corporation (the "Buyer"), the Buyer represents to the Company the following:

1. The Buyer acknowledges that the Shares and the Common Shares into which the Shares may be converted have not been offered or sold to the Buyer by any form of general solicitation or general advertising. The Buyer agrees that it will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Shares or Common Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Shares or Common Shares), except in compliance with the Securities Act and the rules and regulations of the Commission thereunder and with any applicable state securities laws.

2. The Buyer is subscribing for and acquiring the Shares (and the Common Shares into which such Shares may be converted) for its own account for investment and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933.

3. The Buyer has such knowledge and experience in financial and business matters that the Buyer is capable of evaluating the merits and risks of the investment in the Shares (and the Common Shares into which such Shares may be converted) and is able to bear the economic risk of such investment for an indefinite period.

4. The Buyer is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Rules and Regulations of the Securities and Exchange Commission as presently in effect, because the Buyer is a corporation, not formed for the specific purpose of acquiring the Series C Preferred Shares, with total assets in excess of $5,000,000. The Buyer is aware that none of the Shares or the Common Shares into which the Shares may be converted have been registered under the Securities Act or any state securities law, that the Shares and such Common Shares must be held indefinitely unless they are subsequently registered or an exemption from such registration is available and that, except as may be provided in the Agreement the Company is under no obligation to register any of the Shares or such Common Shares under the Securities Act or any state securities law. The Buyer further acknowledges that there is not, nor is there expected to be, any market for the purchase and sale of the Shares.

5. Because the transactions contemplated by the Agreement have been negotiated, the Buyer has not been furnished with any formal offering memorandum or prospectus, but to the best of the Buyer's knowledge the Buyer has received from the Company copies of all such information as the Buyer or its agents have requested. Representatives of the Buyer have had full opportunity to examine the financial and business affairs of the Company and to ask questions of its management. Notwithstanding such opportunities and examinations, the Buyer disclaims any reliance upon any Company financial projections beyond the extent to which such reliance is expressly contemplated therein.

                                            Very truly yours,

                                            SUMITOMO CORPORATION OF AMERICA

                                            By: _____________________________
                                            Name: ___________________________
                                            Title: __________________________

                                                                  EXHIBIT C

                                October 25, 1995

Sumitomo Corporation of America
345 Park Avenue
New York, New York 10154

Ladies and Gentlemen:

        We have acted as counsel for Smithfield Foods, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale by it of 2,000 shares (the "Shares") of the Company's Series C 6 3/4% Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series C Preferred Shares"), pursuant to a Subscription Agreement dated October 25, 1995 (the "Subscription Agreement") between you and the Company. This opinion is rendered pursuant to Section 3.1(vi) of the Subscription Agreement. Capitalized terms used but not separately defined in this opinion have the same meanings herein as in the Subscription Agreement.

        In connection with this opinion we have investigated such questions of law, and we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Subscription Agreement, such corporate documents and records of the Company, such certificates of public officials, officers and representatives of the Company and other persons and such other documents and information (in each case including the representations and warranties as to factual matters contained therein, if any) as in our judgment are necessary to enable us to render the opinions expressed below.

        Based on the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that:

        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to enter into and perform its obligations under the Subscription Agreement; the Company's execution, delivery and performance of the Subscription Agreement have been duly authorized by the Company and require as of the date hereof no further action by or in respect of, or filing with, any governmental body, agency or official (except as may be required or appropriate to secure exemptions under the Securities Act and under applicable state securities or Blue

        Sky laws and except as contemplated by the Subscription Agreement), such that the failure to take such action or make such filing would materially adversely affect the Company's ability to perform its obligations under the Subscription Agreement; and the Subscription Agreement (other than the indemnification provisions thereof, as to which we express no opinion) is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (ii) The Series C Preferred Shares and their issuance and delivery pursuant to the Subscription Agreement have been duly authorized and, when issued, sold and delivered in accordance with the Subscription Agreement, the Series C Preferred Shares will be validly issued, fully paid and nonassessable and will have the powers, rights, preferences and limitations provided for in the Series C Preferred Shares Certificate of Designations. The Common Shares to be issued upon conversion of the Series C Preferred Shares have been duly authorized and reserved for issuance and, when issued upon conversion in accordance with the Subscription Agreement and the Series C Preferred Shares Certificate of Designations, will be validly issued, fully paid and nonassessable.

        (iii) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of the Subscription Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which conflict, breach, violation or default could reasonably be expected to have a material adverse effect on the Company's ability to perform its obligations under the Subscription Agreement, nor will such action result in any violation of the provisions of the Composite Certificate of Incorporation, as amended, or By-laws of the Company or any statute or any order, rule or regulation known to us of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

        (iv) The issuance, sale and delivery of the Shares and the issuance and delivery of Common Shares upon conversion of the Shares, under the circumstances contemplated by the Subscription Agreement and the Series C Preferred Shares

        Certificate of Designations, will be transactions exempt from the registration requirements of the Securities Act.

        In rendering the above opinions, we have assumed that the certificates for the Series C Preferred Shares and the Common Shares issuable upon conversion thereof will be in appropriate form and will be appropriately executed; that the Subscription Agreement has been duly authorized, executed and delivered by you and such agreement is valid, binding and enforceable against you in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and that the signatures on all documents examined by us are genuine, which assumptions we have not independently verified.

        Our opinion is limited to the effect of the laws of the Commonwealth of Virginia, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

        This opinion is furnished by us as counsel to the Company to you as the Buyer and is solely for your benefit.

                                            Very truly yours,